UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2007

BH/RE, L.L.C.
(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Blvd. South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 785-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, Allison Reid was appointed to the Board of Managers of OpBiz, L.L.C. (“OpBiz”), a subsidiary of BH/RE, L.L.C. (“BH/RE”), and EquityCo, L.L.C. (“EquityCo”), a subsidiary of BH/RE, effective as of that date.  Ms. Reid is the Senior Vice President, Real Estate Investment for Starwood Resorts, Worldwide.  Ms. Reid and Thomas M. Smith, a member of the Board of Managers of OpBiz and EquityCo, are the Starwood designees to the Board of Managers.

On August 8, 2007, Michael A. Belletire resigned as a member of the Board of Managers of OpBiz and a member of the Audit Committee.  Effective as of that date, Barry Hardy was appointed as a member of the Board of Managers of OpBiz as well as a member of the Audit Committee.  Barry Hardy has over 25 years experience in the leisure and gaming industries and is a Fellow of the Institute of Charted Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

August 14, 2007	By:	/s/ Donna Lehmann
Donna Lehmann
Treasurer and Chief Financial Officer